Exhibit 99.1
FOR IMMEDIATE RELEASE

ERF Wireless Secures $3,000,000 in Debt Financing From Dakota Capital Fund LLC

New Financing Expected to Provide Major Growth Opportunity for ERF Wireless Oil and Gas Subsidiary

LEAGUE CITY, TX -- (MARKET WIRE) -- 11/10/11 -- ERF Wireless (OTCBB: ERFB), a leading provider of enterprise-class wireless broadband products and services, announced today that it has finalized and signed the previously announced pure debt financing agreement with Dakota Capital Fund LLC of Sioux Falls, South Dakota, for an initial round of financing of up to $3,000,000. The funding will be utilized by ERF Wireless to quickly expand its Energy Broadband subsidiary's presence in the major oil and gas exploration regions of North America.

The financing package provides for immediate access to $2,000,000 and ERF Wireless has already begun to utilize this increased financial capability to quickly acquire the equipment that is required to expand its customer base and thus the associated revenue stream. Dakota Capital Fund LLC also has the option of funding an additional $1,000,000 within 90 days of October 31, 2011, under the same terms. The financing received under this pure debt credit line is secured by certain ERF Wireless assets and there is no prepayment penalty.

Dr. H. Dean Cubley, CEO of ERF Wireless, commented, "This new Dakota Capital Fund financing comes at an extremely opportune time for accelerating the development of our oil and gas business. Our oil and gas subsidiary, Energy Broadband, has been consistently growing its revenue base each quarter for the past few years and is now ready to take a major step forward with the additional capabilities this financing is providing. Over the next few months we will be continuing our network expansions in all of the major oil and gas regions including opening an office in the Bakken Shale region of North Dakota. Given these expansions, the acquisition of a significant amount of new equipment, our new and expanded product offerings, and most importantly the addition of new customers and additional projects with our existing customers we expect our revenue numbers to soar accordingly."

Dr. Cubley went on to note that the company plans to release a major update on all of the company's oil and gas activities before the end of this year that will detail how these positive events are expected to affect ERF Wireless during 2012.

For more information regarding the products and services of Energy Broadband, including their capabilities in the oil and gas industry, please visit the new Energy Broadband website at www.energybroadband.com. This website includes the coverage in the Eagle Ford Shale region, as well as certain coverage planned in some of the other oil and gas regions in North America. Potential customers requiring more detailed information or a quotation for products or services should contact the Energy Broadband sales staff at 888-770-7052.

About ERF Wireless

ERF Wireless Inc. is a fully reporting public corporation located in League City, Texas, and is the parent company of Energy Broadband Inc., ERF Enterprise Network Services, ERF Bundled Wireless Services, ERF Wireless Messaging Services and ERF Network Services. The company specializes in providing wireless and broadband product and service solutions to enterprise, commercial and residential clients on a regional, national and international basis. Its principals have been in the wireless broadband, network integration, triple-play FTTH, IPTV and content delivery business for more than 40 years. For more information, please visit our websites at http://www.erfwireless.com/ and http://www.erfwireless.net/ or call 281-538-2101. (ERFBG)

Forward-looking statements in this release regarding ERF Wireless Inc. and Energy Broadband Inc. are made pursuant to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that such forward-looking statements involve risks and uncertainties, including, without limitation, continued acceptance of the company's products, increased levels of competition, new products and technological changes, the company's dependence upon third-party suppliers, intellectual property rights, and other risks detailed from time to time in the company's periodic reports filed with the Securities and Exchange Commission.

Contact:
ERF Wireless Inc.
Clareen O'Quinn
281-538-2101 ext. 113
coquinn@erfwireless.com

Investor Relations:
Investor Awareness Inc.
Tony Schor or James Foy
847-945-2222
www.investorawareness.com